UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials.
☐	Soliciting Material under § 240.14a-12.

Precision BioSciences, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRECISION BIOSCIENCES, INC.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 18, 2024

The date of this Supplement is January 12, 2024

On December 4, 2023, Precision BioSciences, Inc. (the “Company”) filed with the Securities and Exchange Commission and first made available to its stockholders of record as of November 27, 2023 a definitive proxy statement (the “Proxy Statement”) describing the matters to be voted on at the Company’s upcoming Special Meeting of Stockholders, to be held on January 18, 2024 at 11:00 a.m., Eastern time, via live webcast (the “Special Meeting”). At the Special Meeting, the Company’s stockholders are being asked to approve amendments to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock, par value $0.000005 per share, at a ratio ranging from any whole number between 1-for-10 and 1-for-30, as determined by the Company’s board of directors (the “Board”) in its discretion (the “Reverse Stock Split”), subject to the Board’s authority to abandon such amendments.

This supplement (the “Supplement”) to the Proxy Statement is being filed solely to update the Proxy Statement by replacing the text of the proposed certificates of amendment to the Certificate of Incorporation as set forth in Exhibit A to the Proxy Statement (the “Prior Certificates of Amendment”), one of which would be filed with the Secretary of State of the State of Delaware to effect a Reverse Stock Split, with revised certificates of amendment to the Certificate of Incorporation as set forth in Appendix A to this Supplement (the “Revised Certificates of Amendment”). The Prior Certificates of Amendment are being revised solely to clarify the timing of effectiveness that a certificate of amendment as set forth in the Revised Certificates of Amendment would become effective and confirm that such version of certificate of amendment as set forth in the Revised Certificates of Amendment that is filed with the Secretary of State of the State of Delaware would become effective at 5:00 p.m., Eastern time, on the date such certificate of amendment is filed with the Secretary of State of the State of Delaware.

This Supplement should be read in conjunction with the Proxy Statement. Except as described herein, this Supplement and Appendix A attached hereto do not modify, amend, supplement, or otherwise affect the Proxy Statement.

Your vote is important. Voting your shares will help ensure the presence of a quorum at the Special Meeting and will save the Company the expense of further solicitation. Please promptly vote your shares by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

APPENDIX A: PROPOSED AMENDMENT TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PRECISION BIOSCIENCES, INC.

Precision BioSciences, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Board of Directors of the Corporation duly adopted resolutions recommending and declaring advisable that the Amended and Restated Certificate of Incorporation of the Corporation be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that the first sentence of Article FOURTH of the Amended and Restated Certificate of Incorporation be, and hereby is, amended and restated in its entirety to read as follows:

“That, effective at 5:00 p.m., Eastern Time, on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[ ]1 reverse stock split of the Common Stock (as defined below) shall become effective, pursuant to which each [ ]1 shares of Common Stock issued and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, (a) with respect to holders of one or more certificates, if any, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share of Common Stock as reported by The Nasdaq Stock Market LLC (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (i) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (ii) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (b) with respect to holders of shares of Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split (after aggregating all fractional shares), following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 210,000,000 shares, consisting of (a) 200,000,000 shares of Common Stock, $0.000005 par value per share (“Common Stock”), and (b) 10,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

SECOND: That, at a meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its [ ] on this [ ] day of [ ] 2024.

PRECISION BIOSCIENCES, INC.

By:
Name:
Title:

1 Shall be a whole number between and including ten and thirty, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board and stockholders in accordance with Section 242 of the Delaware General Corporation Law).